EXHIBIT 10.1
FIFTH AMENDMENT TO THE
SJW GROUP EXECUTIVE SEVERANCE PLAN
(As Amended and Restated January 1, 2010 and As Further Amended
October 26, 2010, November 15, 2016, July 26, 2017, November 6, 2017, and October 9, 2019)

WHEREAS, SJW Group (the “Company”) maintains the SJW Group Executive Severance Plan (the “Plan”);
WHEREAS, the Company previously amended the Plan, effective October 9, 2019, to exclude from the definition of “Officer” any individual who (a) is employed by Connecticut Water Service, Inc. or any of its subsidiaries, (b) has an employment agreement with Connecticut Water Service, Inc., or (c) is eligible to participate under the Change in Control Severance Plan established on December 8, 2017 for certain eligible employees of Connecticut Water Service, Inc., Connecticut Water Company, Maine Water Company, and their affiliates; and
WHEREAS, the Company wishes to amend the definition of “Officer” in the Plan to allow the Executive Compensation Committee of the Board of Directors to designate certain individuals who are employed by Connecticut Water Service, Inc., or any of its subsidiaries, as a participant under the Plan.
NOW, THEREFORE, the Plan is hereby amended as follows, effective as of the date set forth below:
1.The second sentence of Section 1(j) of the Plan is hereby amended in its entirety to read as follows:
Notwithstanding the foregoing, “Officer” shall not include an individual who (a) is employed by Connecticut Water Service, Inc. or any of its subsidiaries, unless such individual has been expressly designated by the Executive Compensation Committee of the Board of Directors as a participant in the Plan, (b) has an employment agreement with Connecticut Water Service, Inc. or any of its subsidiaries, or (c) is eligible to participate under the Change in Control Severance Plan established on December 8, 2017 for certain eligible employees of Connecticut Water Service, Inc., Connecticut Water Company, Maine Water Company, and their affiliates.
2.Except as expressly modified by this Fifth Amendment, all the terms and provisions of the Plan shall continue to remain in full force and effect.
IN WITNESS WHEREOF, the Company has caused this Amendment to be executed on this 18th day of December, 2020.
SJW GROUP
By: /s/ Eric W. Thornburg
Eric W. Thornburg, President,
Chief Executive Officer and
Chairman of the Board of Directors

DB2/ 40035844.2